Triple Crown Media, Inc. Announces Third Quarter Results

    LEXINGTON, Ky., May 11 /PRNewswire-FirstCall/ -- Triple Crown Media, Inc. (Nasdaq: TCMI) announces that for the third quarter ended March 31, 2007, total revenues were $36.3 million and loss from continuing operations was ($0.6) million, or ($.11) per share compared to total revenues of $32.6 million and $0.5 million of earnings from continuing operations, or $.09 per share in the third quarter of last year. The quarter was adversely affected by higher amortization expense due to the acquisition of Pinnacle Sports Productions, LLC in September 2006, higher corporate and administrative expenses principally due to stock compensation expense, higher interest expense due to higher interest rates and debt levels and a loss on the disposal of equipment used in printing services.
    For the nine months ended March 31, 2007, total revenues were $113.5 million and a loss from continuing operations was ($0.6) million, or ($.12) per share compared to total revenues of $56.6 million and earnings from continuing operations of $0.9 million, or $.18 per share for the comparable period in 2006. The year to date was adversely affected by higher corporate and administrative expenses and interest expense. Certain of the Company's expenses for periods prior to the spin-off of the Company from Gray Television, Inc. (Gray) on December 30, 2005, including corporate and administrative expenses resulted from allocations of costs and expenses from Gray. Prior to the spin-off, Gray also provided the capitalization for the Company, and as a result the Company had no interest-bearing debt before December 30, 2005. Therefore, the reported financial results for the nine months ended March 31, 2006 are not indicative of the financial results of the Company as a separate, stand-alone entity.
    "The revenues from our Newspaper Publishing, Collegiate Marketing and Production Services, and Association Management Services businesses increased by 15%, 13%, and 11%, respectively, compared to the same quarter last year," said Thomas J. Stultz, President and CEO of Triple Crown Media. "Earnings before interest taxes depreciation and amortization ('EBITDA') increased by $0.3 million for our Newspaper Publishing business. EBITDA for our collegiate properties increased by $0.1 million but this increase was more than offset by a decrease of approximately ($0.3) million related to our printing services. We disposed of equipment used in printing services to print certain sports marketing related publications on March 22, 2007, as we have determined that we can outsource these publications at a lower cost. EBITDA decreased by ($0.5) million at the Company's Wireless business. Finally, non-cash expenses related to amortization and gain or loss on sale of assets increased by $1.3 million over the prior year quarter."
    "On a pro-forma(1) basis, the revenues from our Newspaper Publishing, Collegiate Marketing and Production Services, and Association Management Services businesses increased by 20%, 22% and 15%, respectively, compared to the same nine month period last year," said Mr. Stultz. "EBITDA for the nine months ended March 31, 2007 increased by $2.8 million, $1.3 million and $1.0 million for our Newspaper Publishing, Collegiate Marketing and Production Services, and Association Management Services businesses over the same period last year, respectively. The Wireless business' revenue declined 18% and had almost no EBITDA for the nine month period ended March 31, 2007. Non-cash expenses related to amortization and gain or loss on sale of assets increased $0.4 million for the nine months ended March 31, 2007 versus the same period ending March 31, 2006."
    Until December 30, 2005, the Company's Newspaper Publishing and Wireless businesses were owned and operated by Gray Television, Inc., operating as wholly-owned subsidiaries or divisions of Gray. Immediately following the distribution of our common stock to Gray's common stockholders on December 30, 2005 in a transaction referred to as the Spin-off, the Company acquired its Collegiate Marketing and Production Services business and Association Management Services business pursuant to a merger with Bull Run Corporation.

    Triple Crown Media owns and operates six daily newspapers and one weekly newspaper in Georgia, and provides paging and other wireless services in non-major metropolitan areas in Alabama, Florida and Georgia, where it also operates 14 retail locations. Triple Crown Media, through its subsidiary, Host Communications, Inc., is engaged in the Collegiate Marketing and Production Services business and Association Management Services business. The Collegiate Marketing and Production Services business provides sports marketing and production services to a number of collegiate conferences and universities and, through a contract with CBS Sports, on behalf of the National Collegiate Athletic Association. The Association Management Services business provides various associations with services such as member communication, recruitment and retention, conference planning, Internet web site management, marketing and administration.

    Non-GAAP Financial Measure
    In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets. The Company believes this non-GAAP financial measure provides investors with additional insight into the Company's ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

    Conference Call Information:
    Triple Crown Media, Inc. will host a conference call to discuss its third quarter operating results on Tuesday, May 15, 2007 at 2:00 PM eastern time. The live dial-in phone number is 1-800-638-4817 (participant passcode 30702601). The call will be webcast live and will be available for replay at www.triplecrownmedia.com. The taped replay of the conference call will be available at 1-888-286-8010 (participant passcode 17751974) until July 15, 2007.

    (1) Pro-Forma refers to the results of operations for the nine months ended March 31, 2006, which includes the results of operations for our Collegiate Marketing and Production Services and Association Management businesses for the period during which they were owned by Bull Run Corporation prior to the Merger on December 30, 2005.

                            TRIPLE CROWN MEDIA, INC.
               COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)

                                  Three Months Ended      Nine Months Ended
                                       March 31,               March 31,
                                   2006         2007         2006         2007

                               (Unaudited) (Unaudited) (Unaudited) (Unaudited)

Operating revenues:
  Publishing                   $   9,732    $  11,236    $  30,191    $  36,236
  Collegiate marketing
   and production services        18,967       21,404       19,064       64,952
  Association management
   services                        2,224        2,473        2,240        8,073
  Wireless                         1,725        1,138        5,102        4,198

                                  32,648       36,251       56,597      113,459
Expenses:
  Operating expenses
   before depreciation,
   amortization and loss
   (gain) on disposal of
   assets, net:
    Publishing                     7,082        8,308       22,407       25,678
    Collegiate marketing
     and production
     services                     15,821       18,464       15,922       58,225
    Association management
     services                      1,673        1,905        1,685        5,527
    Wireless                       1,456        1,387        4,830        4,209
    Corporate and
     administrative                1,305        1,808        2,035        4,202
  Depreciation                       572          560        1,373        1,625
  Amortization                       620        1,045        3,836        2,875

  (Gain) loss on disposal
   of assets, net                    (28)         824         (586)         807

                                  28,501       34,301       51,502      103,148

Operating income                   4,147        1,950        5,095       10,311

Other income (expense):
  Interest expense related
   to Series B preferred
   stock                            (113)        (114)        (114)        (340)
  Interest expense, other         (2,902)      (3,408)      (3,138)      (9,870)
  Debt issue cost
   amortization                     (263)        (300)        (266)        (851)

Income (loss) from
 continuing operations
 before income taxes                 869       (1,872)       1,577         (750)

Income tax expense (benefit)         405       (1,298)         678         (121)

Earnings (loss) from
 continuing operations               464         (574)         899         (629)

Income from discontinued
 operations, net of tax              271          716

Net income (loss)                    735         (574)       1,615         (629)

Series A preferred stock
 dividends accrued                  (271)        (272)        (274)        (814)

Net income (loss) available
 to common stockholders        $     464    $    (846)   $   1,341    $  (1,443)

Basic per share information:
  Earnings (loss) from
   continuing operations       $    0.09    $   (0.11)   $    0.18    $   (0.12)
  Income from discontinued
   operations                  $    0.05    $    --      $    0.14    $    --
  Net income (loss)            $    0.14    $   (0.11)   $    0.33    $   (0.12)

  Net income (loss)
   available to common
   stockholders                $    0.09    $   (0.16)   $    0.27    $   (0.28)

Weighted average shares
 outstanding                       5,131        5,268        4,957        5,222


                                    Three Months Ended      Nine Months Ended
                                         March 31,              March 31,
                                      2006        2007         2006        2007

                               (Unaudited) (Unaudited) (Unaudited) (Unaudited)

      EBITDA by business segment:

Operating revenues:
  Publishing                     $   9,732   $  11,236    $  30,191   $  36,236
  Collegiate marketing
   and production services 18,967   21,404      19,064       64,952
  Association management
   services                          2,224       2,473        2,240       8,073
  Wireless                           1,725       1,138        5,102       4,198

    Operating Revenue               32,648      36,251       56,597     113,459

Operating expenses
 before depreciation,
 amortization and loss
 (gain) on disposal of
 assets, net:
  Publishing                         7,082       8,308       22,407      25,678
  Collegiate marketing and
   production services              15,821      18,464       15,922      58,225
  Association management
   services                          1,673       1,905        1,685       5,527
  Wireless                           1,456       1,387        4,830       4,209

  Operating expenses
   before depreciation,
   amortization and loss
   (gain) on disposal of
   assets, net                      26,032      30,064       44,844      93,639

EBITDA by business segment:
  Publishing                         2,650       2,928        7,784      10,558
  Collegiate marketing and
   production services               3,146       2,940        3,142       6,727
  Association management
   services                            551         568          555       2,546
  Wireless                             269        (249)         272         (11)

    Total EBITDA of
     business segments               6,616       6,187       11,753      19,820

    Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act:

    Except for the historical information contained herein, information set forth inthis news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company's most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

SOURCE  Triple Crown Media, Inc.
    -0-                             05/11/2007
    /CONTACT: Thomas J. Stultz, President & Chief Executive Officer, +1-859-226-4356, or Mark G. Meikle, Executive Vice President & Chief Financial Officer, +1-859-226-4376, both of Triple Crown Media, Inc./
    /Web site:  http://www.triplecrownmedia.com /